UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2004

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2004, we entered into loan and share pledge agreements with each of Wang Jianjun and Wang Xin. Each of Mr. Wang and Ms. Wang is an employee of Sohu.com Inc.

Pursuant to the agreements, we extended loans of $241,546 to Mr. Wang and $966,184 to Ms. Wang to purchase all of the shares of Beijing Heng Da Yi Tong Digital Network Technology Co., Ltd. (“Hengda”), which shares are currently held by one of our variable interest entities and one Sohu employee. Mr. Wang will purchase 20% of the shares and Ms. Wang will purchase 80% of the shares.

The agreements contain provisions that, subject to PRC law, (i) the loans can only be repaid to us by transferring the shares to us, (ii) the shares cannot be transferred without our approval, and (iii) we have the right to appoint all directors and senior management personnel of Hengda. Mr. Wang and Ms. Wang have pledged all of their shares in Hengda as collateral for the loans and the loans bear no interest and are due on demand after November 3, 2006 or at such time as Mr. Wang or Ms. Wang, as the case may be, is not an employee of Sohu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 8, 2004	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer